EXHIBIT 7

                                                                   June 29, 2006

Clal Industries and Investments Ltd.
The Triangle Tower, 45th floor
3 Azrieli Center,
Tel Aviv, 67023
Israel


Gentlemen:

     Pursuant to rule 13d-1(f)(1)(iii) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agrees that Clal Industries and Investments Ltd. ("CII") may file as necessary on behalf of the undersigned with the Securities and Exchange Commission a Schedule 13D or Schedule 13G and any amendments thereto in respect of shares of Fundtech Ltd. purchased, owned or sold from time to time by the undersigned.

     CII is hereby authorized to file a copy of this letter as an exhibit to said Schedule 13D or Schedule 13G or any amendments thereto.

                                            Very truly yours,
                                            /s/ Shelly Bergman

Agreed: Clal Industries and Investments Ltd.

        By: /s/ Gonen Bieber, /s/ Gil Milner
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